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                                                                   Exhibit 10.16

                         LEGGETT & PLATT, INCORPORATED
                        EXECUTIVE DEFERRED STOCK PROGRAM
                        (Effective as of August 6, 1998)

                               ARTICLE I--PURPOSE
                               ------------------

The Program is intended to attract, motivate and retain executives of the Company and its subsidiaries and affiliates by providing an opportunity and an incentive for them to defer the receipt of compensation otherwise payable currently. The Program is established pursuant to the Leggett & Platt, Incorporated 1989 Flexible Stock Plan ("Plan").

                            ARTICLE II--DEFINITIONS
                            -----------------------

The following capitalized terms used in the Program shall have the respective meanings set forth in this Article. (Terms not defined herein shall have the meanings set forth in the Plan.)

2.1 "Dividend Equivalent" means the amount equal to the cash dividend payable on a share of Common Stock.

2.2 "Mature Common Stock" means Common Stock that has been held by the Participant for at least six months and is "mature" as provided for in Emerging Issues Task Force (EITF) Issue No. 97-5, as amended.

2.3 "Option Deferral Election" means an election to defer the receipt of Profit Shares otherwise transferable to the Participant upon exercise of a Stock Option in the form(s) provided by the Committee.

2.4  "Participant" means one who participates in the Program.

2.5 "Program" means the Leggett & Platt, Incorporated Executive Deferred Stock Program, as from time to time amended.

2.6 "Profit Shares" means (1) the number of Common Stock shares acquired by Stock Option exercise, minus (2) the number of Mature Common Shares used to exercise the Stock Option.

2.7 "Stock Account" means the account maintained for each Participant in accordance with Article VII hereof, for bookkeeping purposes only. Amounts credited to the Stock Account shall be expressed in the form of Stock Units.

2.8 "Stock Option(s)" means a non-qualified stock option to purchase share(s) of Common Stock.

2.9 "Stock Unit" means a unit of account deemed to equal a single share of Common Stock.
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2.10 "Unforeseeable Circumstances" means a financial requirement of the
     Participant resulting from unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee.

                          ARTICLE III--ADMINISTRATION
                          ---------------------------

3.1 Committee. Except as otherwise provided in the Program, the Committee shall have full power to construe and interpret the Program, establish and amend rules for its administration, establish eligibility and perform all other acts relating to the Program. The Company, or any persons designated by the Committee, shall be responsible for administering the Program, including without limitation receiving Option Deferral Elections, maintaining account balances, distributing benefits, and performing other duties concerning operation of the Program.

3.2 Adjudication. Any decision made, or action taken, by the Committee arising out of the interpretation and administration of the Program shall be final and conclusive.

                           ARTICLE IV--PARTICIPATION
                           -------------------------

4.1 Eligibility. Participation in the Program shall be limited to a select group of management or highly compensated employees of the Company and its affiliates and subsidiaries who are selected by the Committee or its designee(s).

4.2 Filing an Election. An Option Deferral Election must be filed with the Committee at least six months before the exercise of the relevant Stock Option. Once filed, the Participant may not exercise such Stock Option during the period beginning on the day the Option Deferral Election is filed and ending six months after such day. An Option Deferral Election may be revoked by the Participant during this six-month period if the Option Deferral Election would prohibit the Participant from exercising a Stock Option prior to its expiration (including without limitation expiration due to termination of employment, death, or disability) or if a Change of Control has occurred.

4.3 Irrevocable. An Option Deferral Election shall be irrevocable once filed with the Committee except as provided in Section 4.2 and Articles VII and VIII hereof.

                         ARTICLE V--ELECTIVE DEFERRALS
                         -----------------------------

5.1 Compensation Subject to Deferral. When a Participant exercises a Stock Option for which an Option Deferral Election is in effect, the payment of Profit Shares otherwise transferable to the Participant shall be deferred in accordance with the terms prescribed therein. An Option Deferral Election shall require the Participant to pay the exercise price for the relevant Stock Option with shares of Mature Common Stock (with fractional shares to be paid in cash).

5.2 Deferral into Stock Units. The Participant's Stock Account shall be credited with the number of Stock Units equal to the number of shares of Profit Shares deferred.

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5.3  Vesting.  A Participant shall have a non-forfeitable and fully vested right with respect to the Stock Units allocated to the Participant's Stock
     Account (and the Dividend Equivalents thereon) pursuant to an Option Deferral Election.

                   ARTICLE VI--MAINTENANCE OF STOCK ACCOUNTS
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6.1  Dividend Equivalents.  Except as otherwise provided in an Option Deferral
     Election, with respect to any cash dividend paid on Common Stock, each Participant's Stock Account shall be credited with the number of Stock Units (including fractions thereof) equal to

     (a) the product of the number of Stock Units credited to the Stock Account on the record date for such dividend times the Dividend Equivalent, divided by

     (b) the Fair Market Value (for the day such dividend was paid) of a share of Common Stock.

6.2 Change in Capitalization. In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Company affecting the number of outstanding shares of Common Stock, the number of Stock Units credited to a Participant's Stock Account shall be appropriately adjusted.

                           ARTICLE VII--DISTRIBUTIONS
                           --------------------------

7.1 Timing and Form of Payment. Payment of amounts credited under the Program shall be made to the Participant in the time and manner specified on the applicable Option Deferral Election. Payment of Stock Units from a Stock Account shall be made with a corresponding number of whole shares of Common Stock. Any fractional Stock Units shall be rounded to the nearest whole share. A Participant's Stock Account shall be reduced by the number of Stock Units distributed from the Stock Account.

7.2 Distribution for Unforeseeable Circumstances. A Participant may receive early payment of all or part of the balance of such Participant's Stock Account to the extent reasonably needed to satisfy Unforeseeable Circumstances. A request for an early payment under this Section shall be made in accordance with the procedures adopted by the Committee.

7.3 Change of Control. Within two weeks after a Change of Control, the Committee shall pay to each Participant in a single sum the value of his or her Stock Account in shares of Common Stock.

7.4 Measurement Date for Distributions. Any distribution of Common Stock shall be based on the number of Stock Units credited to the Participant's Stock Account as of the applicable measurement date. The measurement date for distributions shall be the business day immediately preceding the day the event occurs triggering the distribution (e.g., death, disability, termination of employment, lapse of time, Change of Control) or such other day as agreed upon between the Participant and the Committee.

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                     ARTICLE VIII--AMENDMENT OR TERMINATION
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The Committee may amend, modify or terminate the Program or Option Deferral
Election at any time for any or no reason; provided, however, no amendment, modification or termination shall, without consent of the Participant, adversely affect any Option Deferral Election previously filed or such Participant's right to payment from the Stock Account. Notwithstanding anything contained herein or in the Option Deferral Election to the contrary, the Committee may accelerate the payment of all or any portion of a Participant's Stock Account if it in good faith reasonably determines that the Company would be denied a deduction under the Internal Revenue Code for Stock Units otherwise payable to a Participant under this Program.

                           ARTICLE IX--MISCELLANEOUS
                           -------------------------

9.1 Unsecured Right. Any right to receive a payment under the Program shall be no greater than that of an unsecured general creditor of the Company. No Participant shall have the right to exercise any of the rights or privileges of a shareholder with respect to the Stock Units.

9.2 Transferability. No amount payable under the Program may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against a Participant. However, with the consent of the Committee, a Participant may transfer all or any portion of his or her Stock Account by way of a bona fide gift. The donee of the gift shall hold the Stock Account subject to the terms and conditions of the Program and the Option Deferral Election.

9.3 No Right to Continued Employment. Participation in the Program shall not give any employee any right to remain in the employ of the Company or any subsidiary.

9.4 Withholding. The Company shall withhold to the extent required by law all applicable income and other taxes from amounts deferred or paid under the Program.

9.5 Governing Law. The Program shall be construed, governed and enforced in accordance with Missouri law.

9.6 Compliance with Other Laws. The Committee may impose additional restrictions upon Participants to the extent necessary to comply with applicable laws.

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